The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articlesof Organization
(General Laws Chapter 1560, Section 2.02, 950 CMR 113.16)

ARTICLE I
The exact name of the corporation is:

CNB Financial Corp.

ARTICLE II
Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:
The nature of the business to be transacted and the purposes to be promoted or carried out by the Corporation shall be the business of a holding company, including all incidental powers conferred in connection therewith, and to carry on any other activities incidental thereto that CNB Financial Corp. is empowered to perform directly and that are allowable to a corporation organized under Chapter 1560 of the Massachusetts General Laws.

ARTICLE III
State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corpo-rations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WlTH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	10,000,000	$1.00

*G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

ARTICLE IV
Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and rela-tive rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

N/A

ARTICLE V
The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

None

ARTICLE VI
Other lawful provisions, and if there are no such provisions, this article may be left blank.

See attachment sheet

Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

Attachment Sheet

Provisions as to Intercompany Dealings

The corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders or with any corporation, organization or other concern in which anyone or more of its directors, officers or stockholders are directors, officers, stockholders or are otherwise interested and may enter into other contracts or transactions in which anyone or more of its directors, officers or stockholders is in any way interested; and, in the absence of fraud, no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interest of the corporation even though the vote or action of directors, officers or stockholders having such adverse interest may have been necessary to obligate the corporation and upon such contract or transaction. At any meeting of the Board of Directors of the corporation (or of any duly authorized committee thereof) at which any such contract or transaction shall be authorized or ratified, any such director or directors may vote or act there with like force and effect as if he had no such interest, provided in such case the nature of such interest shall be disclosed or shall have been known to the directors or a majority thereof. A general notice that a director or officer is interested in any corporation or other concern of any kind above referred to shall be a sufficient disclosure as to the nature of such interest of such director or officer with respect to all contracts and transactions with such corporation or other concern. No director shall be disqualified from holding office as director or officer of the corporation by reason of any such adverse interests, unless the Board of Directors shall determine that such adverse interest is detrimental to the interests of the corporation.

Provision Relative to the Place of Meetings of Stockholders

Meetings of stockholders of the corporation may be held anywhere in the United States.

Provisions Relative to Making, Amending and Repealing By-Laws

The By-laws of the corporation may provide that the directors (as well as the stockholders) may make, amend, or repeal the By-laws in whole or in part, to the extent permitted by law, subject to the limitations contained in such By-laws.

Provisions Relative to Becoming a Partner

The corporation may be a partner in any business enterprise which the corporation would have the power to conduct by itself.

Provisions Relative to Limitations of Directors' Liability

Except as provided in Section l8(k) of the Federal Deposit Insurance Act and the regulations issued thereunder, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent exemption from liability is not permitted under the Massachusetts Business Corporation Law as the same now exists or may hereafter be amended. No amendment or repeal of this provision shall have any effect on the liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VII
The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing: N/A

ARTICLE VIII
The information contained in this article is not a permanent part of the articles of organization.
a.	The street address of the initial registered office of the corporation in the commonwealth:
33 Waldo Street. Worcester, MA 01608-0830

b.	The name of its initial registered agent at its registered office:
William M. Mahoney

c.
The names and addresses of the individuals who will serve as the initial directors. president. treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location):

President:	Charles R. Valade, 267 Sand Dam Road, Thompson, CT 06277

Treasurer:	William M. Mahoney, 7 Pondville Court, Auburn, MA 01501

Secretary:	Christine Trifari, 21 Brian Circle, Northbridge, MA 01534

Director(s):	See attachment sheet

d.	The fiscal year end of the corporation:
December 31

e.	A brief description of the type of business in which the corporation intends to engage:
To engage in the business of a holding company

f.	The street address of rhe principal office of the corporation:
33 Waldo Street, Worcester, MA 01608-0830

g.	The street address where the records of the corporation required to be kept in the commonwealth are located is:

33 Waldo Street. Worcester. MA 01608-0830          , which is
(number. street, city or town. state, zip code)

[x]	its principal office;
[ ]	an office of its transfer agent;
[ ]	an office of its secretary/assistant secretary;
[ ]	its registered office.

Signed this 14th day of November, 2005 by the incorporator(s):

Signature:	/s/ William M. Mahoney
Name:	William M. Mahoney
Address:	7 Pondville Court, Auburn MA 01501

Director List

Class I Directors:

George L. Kaplan
John P. Lauring
Harris L. MacNeill
Henry T. Michie
J. Robert Seder

Class II Directors:

Gerald D. Cohen
Ralph D. Marois
Richard J. Noonan
Lawrence J. Glick
Charles R. Valade

Class III Directors:

Robert D. Ansin
Cary J. Corkin
Stephen J. Granger
Claire A. O'Connor
Bryan T. Rich

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512.

Articles of Organization
(General Laws Chapter 156D. Section 2.02; 950 CMR 113.16)

I hereby certify that upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corpo-rations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $10,000 having been paid, said articles are deemed to have been filed with me this 15th day of November, 2005, at 1:56 p.m.

Effective date:		958812
(must be within 90 days of date submitted)

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Filing fee: $275 for up to 275.000 shares plus $100 for each additional l00,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION
Contact Information:

Day, Berry & Howard LLP (Attn: Clifford Esher)

One International Place

Boston. MA 02110

Telephone: (617) 345-4747
Email: cjesher@dbh.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/corp
If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.